UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020
SOUTHWEST AIRLINES CO.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
_________________________________		___________
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 30, 2020, Southwest Airlines Co. (the “Company”) amended and restated its 364-day term loan credit facility agreement dated as of March 12, 2020 (the “Amended and Restated 364-Day Credit Agreement”) with a syndicate of lenders identified in the Amended and Restated 364-Day Credit Agreement to add additional term loan commitments of $2,333,333,333, add an uncommitted accordion increase provision to permit additional term loans in an aggregate amount not to exceed $416,666,667, amend the pricing, amend certain covenants, add certain covenants, and provide for the grant of a security interest in certain aircraft and related assets. JPMorgan Chase Bank, N.A. acts as administrative agent under the Amended and Restated 364-Day Credit Agreement. The Amended and Restated 364-Day Credit Agreement matures in full on March 30, 2021, and is subject to mandatory prepayment requirements with the net proceeds of certain capital market transactions that may occur prior to its maturity.
Concurrently with entering into the Amended and Restated 364-Day Credit Agreement, the Company also amended its revolving credit facility agreement expiring in August 2022 (the “Amended and Restated Revolving Credit Agreement”; together with the Amended and Restated 364-Day Credit Agreement, the “Amended and Restated Credit Agreements”) to (i) amend the pricing and fees, (ii) amend certain covenants and provisions, (iii) add certain covenants, and (iv) provide for the grant of a security interest in certain aircraft and related assets. JPMorgan Chase Bank, N.A. and Citibank, N.A. act as co-administrative agents and JPMorgan Chase Bank, N.A. acts as paying agent under the Amended and Restated Revolving Credit Agreement.
The Company drew $2,333,333,333 under the Amended and Restated 364-Day Credit Agreement on April 1, 2020, and, as of the date hereof, there is $3,333,333,333 outstanding under the Amended and Restated 364-Day Credit Agreement. Generally, amounts outstanding under the Amended and Restated Credit Agreements bear interest at interest rates based on either the LIBOR rate (selected by the Company for designated interest periods) or the “alternate base rate” (being the highest of (1) the Wall Street Journal prime rate, (2) one-month adjusted LIBOR (one-month LIBOR plus a statutory reserve rate) plus 1%, and (3) the New York Fed Bank Rate, plus 0.5%). The underlying LIBOR rate is subject to a floor of 1% per annum and the “alternate base rate” is subject to a floor of 1% per annum. The Company is required to pay certain fees in connection with the Amended and Restated 364-Day Credit Agreement. The Company remains required to pay certain fees in connection with, and as amended by, the Amended and Restated Revolving Credit Agreement. For example, the Company must pay commitment fees on a quarterly basis in respect of the unutilized portion of the commitments under the Revolving Credit Agreement. Additionally, the Company is required to pay certain fees to the paying agent for administrative services.
The Amended and Restated Credit Agreements contain customary representations and warranties, covenants, and events of default. The Amended and Restated Credit Agreements are secured by certain separate pools of aircraft and related assets, each with a minimum appraised value ratio requirement. Under the Amended and Restated Credit Agreements, the Company is required to maintain, at all times after March 31, 2021, a specified ratio of (x) adjusted net income (before interest, taxes, depreciation, amortization, and aircraft rental expense) less cash dividends to (y) interest and aircraft rental expense; and to maintain a minimum level of liquidity (defined as the aggregate amount available to be borrowed under the Revolving Credit Agreement plus the aggregate amount of unrestricted cash and cash equivalents of the Company). Amounts outstanding under the Amended and Restated Credit Agreements may be accelerated upon the occurrence of an event of default. The Amended and Restated 364-Day Credit Agreement is for a new term of 364 days with no option to extend or increase. The maturity of the revolving facility was not extended by the Amended and Restated Revolving Credit Agreement.

The description of the Amended and Restated 364-Day Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amended and Restated 364-Day Credit Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020.
The description of the Amended and Restated Revolving Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amended and Restated Revolving Credit Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020.
The Amended and Restated Credit Agreements are not intended to be a source of factual, business, or operational information about the Company or its subsidiaries. The representations, warranties, and covenants contained in the Amended and Restated Credit Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.
Capitalized terms used but not defined herein have the meanings ascribed to them in the respective Amended and Restated Credit Agreements.
In addition to the aforementioned debt proceeds, the Company intends to file an application with the U.S. Department of Treasury under the ‘Coronavirus Aid, Relief, and Economic Security (CARES) Act’ in order to discuss the specific details regarding possible grants that could boost liquidity and provide job security for its Employees for the time period April 1, 2020 through September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

April 2, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)